Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Commvault Announces Fiscal 2025 First Quarter Financial Results

Tinton Falls, N.J. – July 30, 2024 – Commvault [Nasdaq: CVLT] today announced its financial results for the fiscal first quarter ended June 30, 2024.

"The need for resilience is paramount and we are leading the charge," said Sanjay Mirchandani, Commvault’s President and CEO. "Our ability to empower customers globally, to regularly test their readiness and quickly recover their data and applications is not only a differentiator, but enabled Commvault to start the fiscal year strong, generating 13% total revenue growth and 17% annualized recurring revenue growth in fiscal Q1."

Fiscal 2025 First Quarter Highlights -
•Total revenues were $224.7 million, up 13% year over year
•Total annualized recurring revenue ("ARR")1 grew to $803 million, up 17% year over year
•Subscription revenue was $124.1 million, up 28% year over year
•Subscription ARR1 grew to $636 million, up 27% year over year
•Income from operations (EBIT) was $18.4 million, an operating margin of 8.2%
•Non-GAAP EBIT2 was $48.3 million, an operating margin of 21.5%
•Operating cash flow was $44.7 million, with free cash flow2 of $43.8 million
•First quarter share repurchases were $51.4 million, or approximately 471,000 shares of common stock

Notes are contained on the last page of this Press Release.

Financial Outlook for Second Quarter and Full Year Fiscal 20253 -
We are providing the following guidance for the second quarter of fiscal year 2025:
•Total revenues are expected to be between $218 million and $222 million
•Subscription revenue is expected to be between $120 million and $124 million
•Non-GAAP operating margin2 is expected to be between 19% and 20%

We are providing the following updated guidance for the full fiscal year 2025:
•Total revenues are expected to be between $915 million and $925 million
•Total ARR1 is expected to grow 15% year over year
•Subscription revenue is expected to be between $522 million and $527 million
•Subscription ARR1 is expected to grow between 23% and 25% year over year
•Non-GAAP operating margin2 is expected to be between 20% and 21%
•Free cash flow2 is expected to be at least $200 million
The above statements are based on the incorporation of actual first quarter results and current targets. These statements are forward looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, July 30, 2024 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations keep data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere—at the lowest TCO.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Notes are contained on the last page of this Press Release.

Revenue Overview
($ in thousands)

	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25
Revenue Summary:
Subscription	$97,290	$97,757	$114,247	$119,873	$124,080
Perpetual license	13,155	14,388	14,874	15,196	13,736
Customer support	76,915	77,019	76,812	77,025	76,288
Other services	10,790	11,833	10,875	11,198	10,568
Total revenues	$198,150	$200,997	$216,808	$223,292	$224,672

	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25
Y/Y Growth:
Subscription	11%	25%	31%	27%	28%
Perpetual license	(26)%	(27)%	(25)%	(13)%	4%
Customer support	(5)%	(1)%	(1)%	—%	(1)%
Other services	(4)%	(1)%	6%	(20)%	(2)%
Total revenues	—%	7%	11%	10%	13%

Constant Currency
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Subscription	Perpetual license	Customer support	Other services	Total
Q1'24 Revenue As Reported (GAAP)	$97,290	$13,155	$76,915	$10,790	$198,150
Q1'25 Revenue As Reported (GAAP)	$124,080	$13,736	$76,288	$10,568	$224,672
% Change Y/Y (GAAP)	28%	4%	(1)%	(2)%	13%
Constant Currency Impact	$694	$25	$478	$(32)	$1,165
% Change Y/Y Constant Currency	28%	5%	—%	(2)%	14%

Revenues by Geography
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q1'24		Q2'24		Q3'24		Q4'24		Q1'25
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$122,124	—%	$120,300	4%	$125,052	16%	$131,069	7%	$138,725	14%
International	76,026	1%	80,697	12%	91,756	6%	92,223	14%	85,947	13%
Total revenues	$198,150	—%	$200,997	7%	$216,808	11%	$223,292	10%	$224,672	13%

Total ARR and Subscription ARR1
($ in thousands)

	Q1'24	Q2'24	Q3'24	Q4'24	Q1'25
Total ARR[1]	$686,028	$711,462	$752,480	$769,946	$802,709
Subscription ARR[1]	$499,580	$529,590	$571,125	$596,667	$635,910

Income from Operations (EBIT)
•Income from operations (EBIT) was $18.4 million, an operating margin of 8.2%
•Non-GAAP EBIT2 was $48.3 million, an operating margin of 21.5%

GAAP and Non-GAAP Net Income2
•GAAP net income was $18.5 million, or $0.41 per diluted share
•Non-GAAP net income2 was $38.4 million, or $0.85 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $44.7 million in the first quarter
•As of June 30, 2024, ending cash and cash equivalents was approximately $287.9 million
•During the first quarter, Commvault repurchased $51.4 million, or approximately 471,000 shares, of common stock at an average share price of approximately $109.06 per share

Notes are contained on the last page of this Press Release.

Table I
Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
Revenues:
Subscription	$124,080	$97,290
Perpetual license	13,736	13,155
Customer support	76,288	76,915
Other services	10,568	10,790
Total revenues	224,672	198,150
Cost of revenues:
Subscription	17,540	12,363
Perpetual license	337	412
Customer support	14,263	14,957
Other services	7,648	7,818
Total cost of revenues	39,788	35,550
Gross margin	184,884	162,600
Operating expenses:
Sales and marketing	95,950	84,127
Research and development	33,104	31,431
General and administrative	30,795	26,959
Restructuring	4,679	—
Depreciation and amortization	1,928	1,603
Total operating expenses	166,456	144,120
Income from operations	18,428	18,480
Interest income	1,802	780
Interest expense	(104)	(96)
Other income, net	528	341
Income before income taxes	20,654	19,505
Income tax expense	2,127	6,876
Net income	$18,527	$12,629
Net income per common share:
Basic	$0.42	$0.29
Diluted	$0.41	$0.28
Weighted average common shares outstanding:
Basic	43,678	44,057
Diluted	44,986	44,975

Table II
Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$287,871	$312,754
Trade accounts receivable, net	203,176	222,683
Assets held for sale	37,680	38,680
Other current assets	22,385	21,009
Total current assets	551,112	595,126

Deferred tax assets, net	115,984	111,181
Property and equipment, net	8,482	7,961
Operating lease assets	10,922	10,545
Deferred commissions cost	63,579	62,837
Intangible assets, net	5,769	1,042
Goodwill	150,072	127,780
Other assets	29,012	27,441
Total assets	$934,932	$943,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$427	$299
Accrued liabilities	94,313	117,244
Current portion of operating lease liabilities	4,671	4,935
Deferred revenue	347,130	362,450
Total current liabilities	446,541	484,928

Deferred revenue, less current portion	192,671	168,472
Deferred tax liabilities	3,254	1,717
Long-term operating lease liabilities	7,081	7,155
Other liabilities	3,576	3,556

Total stockholders’ equity	281,809	278,085
Total liabilities and stockholders’ equity	$934,932	$943,913

Table III
Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$18,527	$12,629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,957	1,632
Noncash stock-based compensation	26,404	23,724
Noncash change in fair value of equity securities	(70)	(341)
Noncash operating lease expense	1,579	1,235
Deferred income taxes	(4,794)	—
Amortization of deferred commissions cost	7,458	6,319
Changes in operating assets and liabilities:
Trade accounts receivable, net	19,681	28,057
Operating lease liabilities	(2,302)	(1,163)
Other current assets and Other assets	(2,203)	(1,393)
Deferred commissions cost	(8,269)	(5,600)
Accounts payable	129	178
Accrued liabilities	(23,011)	(19,530)
Deferred revenue	9,438	(7,213)
Other liabilities	168	503
Net cash provided by operating activities	44,692	39,037
Cash flows from investing activities
Purchase of property and equipment	(863)	(1,147)
Purchase of equity securities	(473)	(312)
Business combination, net of cash acquired	(21,000)	—
Net cash used in investing activities	(22,336)	(1,459)
Cash flows from financing activities
Repurchase of common stock	(51,392)	(51,030)
Proceeds from stock-based compensation plans	5,340	1,201
Net cash used in financing activities	(46,052)	(49,829)
Effects of exchange rate — changes in cash	(1,187)	(938)
Net decrease in cash and cash equivalents	(24,883)	(13,189)
Cash and cash equivalents at beginning of period	312,754	287,778
Cash and cash equivalents at end of period	$287,871	$274,589

Supplemental disclosures of noncash activities
Issuance of common stock for business combination	$4,900	$—
Operating lease liabilities arising from obtaining right-of-use assets	$1,968	$1,029

Table IV
Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$18,428	$18,480
Noncash stock-based compensation[4]	22,396	23,724
FICA and payroll tax expense related to stock-based compensation[5]	1,363	1,014
Restructuring[6]	4,679	—
Amortization of intangible assets[7]	573	314
Litigation settlement[8]	675	—
Business combination costs[9]	189	—
Non-GAAP income from operations	$48,303	$43,532

GAAP net income	$18,527	$12,629
Noncash stock-based compensation[4]	22,396	23,724
FICA and payroll tax expense related to stock-based compensation[5]	1,363	1,014
Restructuring[6]	4,679	—
Amortization of intangible assets[7]	573	314
Litigation settlement[8]	675	—
Business combination costs[9]	189	—
Non-GAAP provision for income taxes adjustment[10]	(10,000)	(5,154)
Non-GAAP net income	$38,402	$32,527

GAAP diluted earnings per share	$0.41	$0.28
Noncash stock-based compensation[4]	0.50	0.53
FICA and payroll tax expense related to stock-based compensation[5]	0.03	0.02
Restructuring[6]	0.10	—
Amortization of intangible assets[7]	0.01	0.01
Litigation settlement[8]	0.02	—
Business combination costs[9]	—	—
Non-GAAP provision for income taxes adjustment[10]	(0.22)	(0.12)
Non-GAAP diluted earnings per share	$0.85	$0.72

GAAP diluted weighted average shares outstanding	44,986	44,975

Notes are contained on the last page of this Press Release.

	Three Months Ended June 30,
	2024	2023
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$44,692	$39,037
Purchase of property and equipment	(863)	(1,147)
Non-GAAP free cash flow	$43,829	$37,890

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR) and subscription ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, litigation settlement, and business combination costs from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended June 30,
	2024	2023
Cost of revenues	$1,581	$1,690
Sales and marketing	9,486	9,704
Research and development	5,164	5,347
General and administrative	6,165	6,983
Stock-based compensation expense	$22,396	$23,724

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 6.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents certain forward-looking non-GAAP metrics. Commvault cannot provide a reconciliation to the comparable GAAP metric without unreasonable efforts, as certain financial information, the probable significance of which may be material, is not available and cannot be reasonably estimated.

Notes
1.Annualized recurring revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term license contracts, SaaS and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term license contracts, SaaS and utility software arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.
ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis.

2.A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

3.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Use of Non-GAAP Financial Measures” for additional explanation.

4.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 6.

5.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

6.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by the restructuring plan.

7.Represents noncash amortization of intangible assets.

8.During the first quarter of fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. For the three months ended June 30, 2024, approximately $0.7 million was recorded in general and administrative expenses and the remaining

$0.8 million was incurred in a prior period that is not presented in the consolidated statements of operations.
9.During the first quarter of fiscal 2025, Commvault incurred costs related to the acquisition of Appranix, Inc., including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

10.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24% for fiscal 2025, and 27% for fiscal 2024. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.